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Exhibit 10.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

FORM OF WARRANT TO PURCHASE STOCK

Corporation:	Immunicon Corporation, a Delaware corporation
Number of Shares:	[ ]
Class of Stock:	[ ]
Initial Exercise Price	[ ]
Issue Date:	[ ]
Expiration Date:	[ ]

        THIS WARRANT CERTIFIES THAT, for the agreed upon value of [            ] and for other good and valuable consideration, [                        ] ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

        ARTICLE 1.    EXERCISE.

        1.1    Method of Exercise.    Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

        1.2    Conversion Right.    In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

        1.3    Intentionally Omitted.

        1.4    Fair Market Value.    If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment but in no event less than the price at which Shares were last issued in an arms-length transaction in which atleast $500,000 of the Shares were sold.

        1.5    Delivery of Certificate and New Warrant.    Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

        1.6    Replacement of Warrants.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        1.7    Repurchase on Sale, Merger, or Consolidation of the Company.

          1.7.1.    "Acquisition".    For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.7.2.    Assumption of Warrant.    Upon the closing of any Acquisition the Holder of the Warrant shall thereafter be entitled to receive, upon the exercise thereof in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Article 2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such Holder that the provisions of the Warrant shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing corporation of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

          1.8    Subsequent Equity Financing.    If at any time after the Issue Date, the Company closes on a subsequent series of preferred stock (the "Financing Round") and the purchase price and related conversion price per share of such subsequent series of preferred stock are lower than the Warrant Price, the Company agrees that this Warrant may, upon request of the Holder, be exchanged for or converted into a warrant to purchase that number of shares of preferred stock offered by the Company in the Financing Round equal to the aggregate Warrant Price divided by the purchase price per share of the preferred shares offered in the Financing Round paid by the lead investor and the initial exercise price for such warrant shall be the price per share of the preferred shares offered in the Financing Round paid by the lead investor. Such warrant will be identical to this Warrant in all other material terms.

        ARTICLE 2.    ADJUSTMENTS TO THE SHARES.

        2.1    Stock Dividends, Splits, Etc.    If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2    Reclassification, Exchange or Substitution.    Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

        2.3    Adjustments for Combinations, Etc.    If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

        2.4    Adjustments for Diluting Issuances.    The number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in accordance with the Company's Second Amended and Restated Certificate of Incorporation.

        2.5    No Impairment.    The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

        2.6    Fractional Shares.    No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

        2.7    Certificate as to Adjustments.    Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

        ARTICLE 3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        3.1    Representations and Warranties.    The Company hereby represents and warrants to the Holder as follows:

          (a)   The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold.

          (b)   All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          (c)   The Capitalization table attached hereto is true and correct.

        3.2    Notice of Certain Events.    If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

        3.3    Information Rights.    So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements or if the subject loan(s) no longer are outstanding), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

        3.4    Registration Under Securities Act of 1933, as amended.    The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth in that certain Registration Rights Agreement by and between the Company and the Holder of even date herewith.

        ARTICLE 4.    MISCELLANEOUS.

        4.1    Term; Notice of Expiration.    This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. Notwithstanding the foregoing, the Company shall have the right to require that the Warrant be exercised in its entirety upon the effective date (the "Effective Date") of an initial public offering (an "IPO") of the common stock, without par value ("Common Stock"), of the Company which meets all of the following requirements: (A) proceeds (net of underwriting discounts and commissions) to the Company of at least $20,000,000, (B) a price per share of at least $1.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) and (C) a pre-offering valuation of the Company's Common Stock of not less than $90,000,000. In the event that the Company desires to exercise the right set forth in the preceding sentence, it shall so notify the Holder at least 20 days prior to the Effective Date of the IPO. If the Company fails to provide the notice provided for herein, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder. After such notice, the Holder shall exercise this Warrant in its entirely by presentation and surrender of this Warrant to the Company at its principal executive offices with a Cashless Exercise Form in the form annexed hereto as Appendix 3 duly executed (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrant shall be exchanged for that number of shares of Common Stock determined by multiplying the number of Shares that can be acquired upon exercise of this Warrant by a fraction, the numerator of which shall be the difference between the initial price per share of Common Stock in the IPO and the Exercise Price, and the denominator of which shall be the initial price per share of Common Stock in the IPO. In the event that the IPO does not proceed, or the Common Stock does not have a valuation in excess of $90,000,000 as contemplated above, the Company shall promptly return the Warrant to the Holder and destroy the Cashless Exercise Form. In the event that the Holder fails to surrender its Warrant and deliver a Cashless Exercise Form on or before the Effective Date, or make other arrangements with respect thereto that are satisfactory to the Company, the Warrant and all rights hereunder shall expire at the opening of business on the Effective Date.

        4.2    Legends.    This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        4.3    Compliance with Securities Laws on Transfer.    This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c). Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder s notice of proposed sale.

        4.4    Transfer Procedure.    Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

        4.5    Notices.    All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

        4.6    Waiver.    This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        4.7    Attorneys Fees.    In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        4.8    Governing Law.    This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its principles regarding conflicts of law.

"COMPANY"
Immunicon Corporation
By:	/s/ [ ]
	Name:	[ ]
	Title:	[ ]
By:	/s/ [ ]
	Name:	[ ]
	Title:	[ ]

APPENDIX 1

NOTICE OF EXERCISE

        1.     The undersigned hereby elects to purchase                        shares of the Preferred Series    Stock of Immunicon Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        1.     The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to                        of the Shares covered by the Warrant.

        [Strike paragraph that does not apply.]

        2.     Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

        3.     The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)
(Date)

APPENDIX 2

Notice that Warrant Is About to Expire

            ,

(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer

Dear:

        This is to advise you that the Warrant issued to you described below will expire on                        , 20    .

        Issuer:

        Issue Date:

        Class of Security Issuable:

        Exercise Price per Share:

        Number of Shares Issuable:

        Procedure for Exercise:

        Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

(Name of Issuer)
By:
Its:

APPENDIX 3

Cashless Exercise Form

            ,

(Name of Holder)

        The undersigned hereby elects to Exchange its Warrant for such shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant provided for in Section 4.1 of such Warrant.

        Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for fractional share to:

Name:
Address:

Social Security No:
Signature:

Schedule for Form of Warrant to Purchase Stock issued to Silicon Valley Bank

Name of Holder	Warrant Date	Class/Series of Stock	Number of Shares*	Expiration Date	Exercise Price*
Silicon Valley Bank	May 1999	Series D	19,420	April 2010	$0.3218 per share
Silicon Valley Bank	January 2000	Series D	15,538	April 2010	$0.3218 per share
Silicon Valley Bank	December 2000	Series E	7,384	April 2010	$4.74 per share
Silicon Valley Bank	April 2003	Series F	13,750	April 2010	$4.00 per share
Silicon Valley Bank	April 2002	Series F	25,000	April 2010	$4.00 per share
*
Split adjusted

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APPENDIX 1 NOTICE OF EXERCISE
APPENDIX 2 Notice that Warrant Is About to Expire ,
APPENDIX 3 Cashless Exercise Form ,
Schedule for Form of Warrant to Purchase Stock issued to Silicon Valley Bank